                                                                      EXHIBIT 11

                       W. R. GRACE & CO. AND SUBSIDIARIES
  WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATIONS
                                   (Unaudited)


The weighted average number of shares of Common Stock outstanding were as follows (in thousands):


                                                             3 Mos. Ended
                                                          ------------------
                                                          3/31/95    3/31/94
                                                          -------    --------

Weighted average number of shares of Common
     Stock outstanding . . . . . . . . . . . . . . . .     94,137    93,750

Additional dilutive effect of outstanding options
    (as determined by the application of the
     treasury stock method). . . . . . . . . . . . . .      2,018       981
                                                           ------    ------

Weighted average number of shares of Common
     Stock outstanding assuming full dilution. . . . .     96,155    94,731
                                                           ------    ------
                                                           ------    ------


Income used in the computation of earnings per share were as follows (in millions, except per share):


                                                             3 Mos. Ended
                                                          ------------------
                                                          3/31/95    3/31/94
                                                          -------    --------

Net income . . . . . . . . . . . . . . . . . . . . . .      $47.5     $38.2

Dividends paid on preferred stocks . . . . . . . . . .        (.1)      (.1)
                                                            -----     -----

Income used in per share computation of
     earnings and in per share computation
     of earnings assuming full dilution. . . . . . . .      $47.4     $38.1
                                                            -----     -----
                                                            -----     -----
Earnings per share . . . . . . . . . . . . . . . . . .      $ .50     $ .41

Earnings per share assuming full dilution. . . . . . .      $ .49     $ .40

